AMENDMENT No. 3 TO THE AGREEMENT TO MERGE

          THIS AMENDMENT No. 3 (this "Amendment") to that certain Agreement to Merge the Businesses of Heine Securities Corporation, a Delaware corporation ("Heine"), Franklin Mutual Advisers, Inc. (f/k/a Elmore Securities Corporation), a Delaware corporation ("FMAI"), and Franklin Resources, Inc., a Delaware corporation ("FRI"), dated as of June 25, 1996, as amended by Amendment No. 1 thereto, dated as of August 28, 1996, and by Amendment No. 2 thereto, dated as of October 31, 1996 (the "Agreement"), is made and entered into as of the 24th day of December, 1997 by and among FMAI, FRI, and Michael F. Price, individually and as sole distributee of the assets of Heine pursuant to its dissolution and liquidation ("MFP").

                              W I T N E S S E T H:

          WHEREAS, the parties hereto desire to further amend the Agreement, in accordance with Section 11.1 thereof, as set forth herein.

          NOW,   THEREFORE,   in  consideration  of  the  mutual  covenants  and
     agreements of the parties, the undersigned hereby agree as follows:

          SECTION 1. Capitalized terms used and not otherwise defined in this Amendment are used in this Amendment as defined in the Agreement.

          SECTION 2. Section 2.6 of the Agreement, and Exhibit A thereto, are hereby amended and restated in their entirety to read as set forth on Annex A hereto.

          SECTION 3. FRI hereby agrees to pay to Goldman, Sachs & Co. ("GS") or its designee, concurrently with the final determination of the amount, and the payment to MFP, of any Additional Consideration pursuant to Section 2.6(c) of the Agreement, an amount in cash, by wire transfer of immediately available funds to the account designated in writing by GS not less than three (3) business days prior to the date of such payment, equal to 0.8% of such payment of Additional Consideration (less any interest thereon pursuant to Section 2.6(c) of the Agreement), in satisfaction of certain fees that may become payable by Heine (or assumed by MFP) to GS in connection with the transactions contemplated by the Agreement. It is understood that neither FRI nor FMAI shall, by virtue of the foregoing, be deemed to undertake any liability or obligation to GS other than as set forth in the preceding sentence.

          SECTION 4. FRI hereby waives and releases MFP from his obligation, if any, pursuant to that certain memorandum from Kenneth Lewis of FRI to MFP, dated September 4, 1997, to pay or reimburse FRI for certain costs and expenses incurred in connection with the transactions contemplated by the Agreement as provided in Section 6.14 of the Agreement.

          SECTION 5. The Agreement, as amended by this Amendment, the legal relations between the parties and the adjudication and the enforcement thereof, shall be governed by and interpreted and construed exclusively in accordance with the substantive laws of the State of Delaware, without regard to applicable choice of law provisions thereof.

          SECTION 6. Except as expressly amended hereby, the Agreement shall survive and continue pursuant to its terms, in full force and effect.

          SECTION 7. This Amendment may be executed in multiple counterparts which, taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have, as appropriate, executed this Amendment or caused this Amendment to be executed by their respective duly authorized representatives, as of the 24th day of December, 1997.

                                         FRANKLIN RESOURCES, INC.

                                        -----------------------
                                    By:  /s/Leslie M. Kratter
                                         Name:  Leslie M. Kratter
                                         Title: Vice President


                                         FRANKLIN MUTUAL ADVISERS, INC.

                                         -----------------------
                                    By:  /s/ Leslie M. Kratter
                                         Name:  Leslie M. Kratter
                                         Title: Vice President

                                        ------------------------
                                        /s/ Michael F. Price
                                        Michael F. Price, individually
                                        and as sole distributee of the
                                        assets of Heine Securities
                                        Corporation pursuant to its
                                        dissolution and liquidation

                           ANNEX A TO AMENDMENT No. 3


          Section 2.6 Additional Consideration. (a) In addition to the Purchase Price, Buyer or Buyer Parent shall pay to Seller an amount, if any, as follows:

          (i) on April 15, 1998, Buyer or Buyer Parent shall pay to Seller $64,200,000.

          (ii) if the Anniversary Applicable Ratio represents a cumulative increase of 17.5% or more per year, compounded annually, on any of the fourth or fifth anniversary of the Closing Date, then Buyer or Buyer Parent shall pay to Seller (or its designee):

                  On the Fourth Anniversary     $60,800,000
                  On the Fifth Anniversary      $75,000,000

          (iii) if the Anniversary Applicable Ratio represents a cumulative increase of 12.5% per year, compounded annually, on any of the fourth or fifth anniversary of the Closing Date, then Buyer or Buyer Parent shall pay to Seller (or its designee):

                  On the Fourth Anniversary     $23,300,000
                  On the Fifth Anniversary      $37,500,000

          (iv) if the Anniversary Applicable Ratio represents a cumulative increase of more than 12.5% per year, but less than 17.5% per year, compounded annually, on any of the fourth or fifth anniversary of the Closing Date, then Buyer or Buyer Parent shall pay to Seller (or its designee) an amount pro rated between the amounts Seller would have received under clauses (ii) and (iii) above.

          (v) if, on the fourth anniversary of the Closing Date, the Anniversary Applicable Ratio does not represent a cumulative increase of 17.5% or more per year, compounded annually, and Seller achieves an increase of at least 12.5% per year, compounded annually, with respect to which no Additional Consideration has been paid on the fifth anniversary of the Closing Date, then Buyer or Buyer Parent shall pay to Seller (or its designee) with respect to the fifth anniversary such additional amount of consideration that Seller would have been paid with respect to the fourth anniversary had Seller achieved such increases on the fourth anniversary. Examples of these computations are described in Exhibit A attached hereto.

          (b) The additional consideration payable pursuant to Section 2.6(a) (the "Additional Consideration"), other than the amount of Additional Consideration set forth in clause (i) of Section 2.6(a), shall be calculated by Buyer or Buyer Parent, and the amount of such Additional Consideration shall be certified to Seller not later than the fifteenth
     (15th) business day after the applicable anniversary of the Closing Date. If Seller disputes such calculation then, within five (5) days after receipt of the certificate, Seller shall notify Buyer and Buyer Parent, and all of the parties hereto shall use their best efforts to resolve such dispute. If such dispute is not resolved within ten (10) days after Seller has notified Buyer and Buyer Parent of the dispute, then such dispute shall be referred to an Independent Accounting Firm selected by Seller and Buyer. Each of Seller and Buyer shall bear one-half of the fees and expenses of the Independent Accounting Firm.

          (c) The Additional Consideration shall be paid by Buyer or Buyer Parent to Seller (or its designee) in U.S. dollars by wire transfer of immediately available funds to one or more accounts, such accounts to be specified in writing by Seller (or its designee) to Buyer and Buyer Parent not less than three (3) business days prior to the payment of such Additional Consideration. Ninety (90%) of the estimated Additional Consideration pursuant to clauses (ii) through (v) of Section 2.6(a), if any, shall be paid within one (1) business day after the applicable anniversary of the Closing Date, and the balance, if any, shall be paid within five (5) business days after the applicable anniversary of the Closing Date. Any payments to be made to Seller (or its designee) pursuant to this Section shall be made together with interest at the base rate (as announced publicly by Citibank, N.A., from time to time, as its base rate) from the date of the applicable anniversary to the date immediately preceding the date of payment. If the amount of any estimated Additional Consideration paid pursuant to clauses (ii) through (v) of Section 2.6(a) exceeds the finally calculated Additional Consideration with respect thereto, then Buyer shall notify Seller (or its designee) of such excess payment, and Seller (or its designee) shall repay such excess amount to Buyer within two (2) business days after such notice, together with interest thereon at the base rate from the date Seller (or its designee) received such excess amount to the date immediately preceding the date of repayment. If the amount of any finally calculated Additional Consideration payable pursuant to clauses (ii) through (v) of Section 2.6(a) exceeds the amount of the estimated Additional Consideration paid to Seller (or its designee) with respect thereto, then Buyer or Buyer Parent shall pay such excess amount within five (5) business days after such Additional Consideration has been finally calculated.

          (d) The amount of the Additional Consideration that may be payable to Seller with respect to the fifth anniversary of the Closing Date shall be reduced by one-half of the aggregate amount paid to the Key Employees pursuant to the Performance Award Pool under Section 3.2(d) of the employment agreements between Seller and the Key Employees (which reduction shall not exceed $7,500,000).

               Exhibit A to the Agreement to Merge, as amended


                        Additional Consideration Examples

      With respect to Section 2.6(a)(v), assume that:

          1. On the fourth anniversary of the Closing Date, the Anniversary Applicable Ratio is 1 and on the fifth anniversary of the Closing Date, the Anniversary Applicable Ratio represents a cumulative increase of 17.5% per year, compounded annually, since the Closing Date. Seller would receive $135,800,000 as Additional Consideration on the fifth anniversary (subject to Section 2.6 (d)).

          2. On the fourth anniversary of the Closing Date, the Anniversary Applicable Ratio is 1 and on the fifth anniversary of the Closing Date, the Anniversary Applicable Ratio represents a cumulative increase of 15% per year, compounded annually, since the Closing Date. Seller would receive $98,300,000 as Additional Consideration on the fifth anniversary (subject to Section 2.6 (d)).